DEFINITIVE PROXY MATERIAL
                                                         Dated October 6, 1997


                              PROXY



  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF


               AMERICAN ASSET ADVISERS TRUST, INC.


        Special Meeting of Shareholders - November 3, 1997



     The undersigned shareholder of AMERICAN ASSET ADVISERS TRUST, INC., a Maryland corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement for the Special Meeting of Shareholders to be held on Monday, November 3, 1997 at 2:00 p.m. Local Time, at Eight Greenway Plaza, Suite 824, Houston, Texas (telephone no. (713) 850-1400, and hereby appoints H. Kerr Taylor and Larry Mangum, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at said Special Meeting and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     Either of such attorneys or their substitutes has and may exercise all of the powers of said attorneys-in-fact hereunder.

                        [SEE REVERSE SIDE]

             ________________________________________

            CONTINUED AND TO BE SIGNED ON REVERSE SIDE


             This Proxy will be voted as directed or, if no direction is indicated, will be voted FOR proposals 1. through 11., inclusive, below, and as said proxies deem advisable on such other matters
             as may properly come before the meeting.                                  [ X ]  Please mark votes as in this example.

                                                                                         DIRECTORS
 PROPOSAL(S)                                                                             RECOMMEND         FOR     AGAINST   ABSTAIN

     1.      PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION ("CHARTER")
             AND BYLAWS TO INCREASE NUMBER OF AUTHORIZED SHARES TO 110,000,000 SHARES,        FOR         [   ]     [   ]     [   ]
             OF WHICH 10,000,000 ARE PREFERRED SHARES.

     2.      PROPOSAL TO AMEND THE COMPANY'S CHARTER AND BYLAWS TO AUTHORIZE THE
             CORPORATION TO INDEMNIFY ITS DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS           FOR         [   ]     [   ]     [   ]
             TO THE FULLEST EXTENT UNDER MARYLAND LAW.

     3.      PROPOSAL TO AMEND THE COMPANY'S CHARTER TO LIMIT THE LIABILITY OF THE
             COMPANY'S DIRECTORS AND OFFICERS TO NONMONETARY DAMAGES.                         FOR         [   ]     [   ]     [   ]

     4.      PROPOSAL TO AMEND THE COMPANY'S CHARTER TO DEFINE, LIMIT, AND/OR REGULATE
             CERTAIN POWERS OF THE CORPORATION, ITS SHAREHOLDERS, DIRECTORS AND               FOR         [   ]     [   ]     [   ]
             AGENTS.

     5.      PROPOSAL TO AMEND THE COMPANY'S CHARTER TO CLARIFY VOTE OF
             SHAREHOLDERS REQUIRED FOR APPROVAL OF CERTAIN MATTERS TO BE SIMPLE               FOR         [   ]     [   ]     [   ]
             MAJORITY.

     6.      PROPOSAL TO AMEND THE COMPANY'S BYLAWS REGARDING COMPENSATION OF
             DIRECTORS.                                                                       FOR         [   ]     [   ]     [   ]

     7.      PROPOSAL TO AMEND THE COMPANY'S BYLAWS RESPECTING TRANSACTIONS
             INVOLVING THE PURCHASE OF PROPERTIES FROM, AND THE SALE AND LEASE OF             FOR         [   ]     [   ]     [   ]
             PROPERTIES TO, THE ADVISER, A DIRECTOR OR ANY AFFILIATE OF SUCH PERSON.

     8.      PROPOSAL TO AMEND THE COMPANY'S BYLAWS TO DELETE RESTRICTION REGARDING
             EQUITY INVESTMENTS.                                                              FOR         [   ]     [   ]     [   ]

     9.      PROPOSAL TO AMEND THE COMPANY'S BYLAWS TO REMOVE RESTRICTIONS ON
             AMOUNTS OF UNSECURED AND SECURED BORROWINGS BY THE COMPANY.                       FOR         [   ]     [   ]     [   ]

     10.     PROPOSAL TO AMEND THE COMPANY'S BYLAWS TO SPECIFY CERTAIN RIGHTS OF
             DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.                                       FOR         [   ]     [   ]     [   ]

     11.     PROPOSAL TO AMEND THE COMPANY'S BYLAWS TO DELETE OR AMEND CERTAIN
             INCONSISTENT OR AMBIGUOUS PROVISIONS.                                            FOR         [   ]     [   ]     [   ]

(This proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.
Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)




Signature:                                       Date:

                                                                                                      Please sign and date.
Signature:                                       Date:

(Joint owners must each sign. Please sign exactly as your name(s) appear(s) on this Proxy. When signing as an attorney, trustee, executor, administrator or guardian, please give your full title. If signer is a corporation, please sign the full corporation name and full title of signing officer.)